Exhibit 10.1

AMENDMENT NO. 2

TO

COMMON STOCK PURCHASE AGREEMENT

BETWEEN

HNR Acquisition Corp.

AND

WHITE LION CAPITAL LLC

THIS AMENDMENT NO. 2 TO COMMON STOCK PURCHASE AGREEMENT (this “Amendment”), effective June 17, 2024 (the “Amendment Effective Date”), is by and between HNR Acquisition Corp, a Delaware corporation (the “Company”), and White Lion Capital, LLC, a Nevada limited liability company (the “Investor”), and amends the Common Stock Purchase Agreement by and between the Company and Investor dated October 17, 2022, as amended by that certain Amendment No. 2, dated as of March 7, 2024 (as amended, the “Agreement”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

WHEREAS, in addition to certain other adjustments, the parties desire to amend the provisions of the Agreement related to Rapid Purchases; and

WHEREAS, in addition to the foregoing, the parties desire to amend the provisions of the Agreement related to the contractual limitations on the public resale of Commitment Shares;

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Article III.

Article III of the Agreement is hereby amended by restating Section 3.5, which shall read in its entirety as follows:

“Section 3.5 Rapid Purchase Notice.

(a)	Upon the terms and subject to the conditions of this Agreement, during the Commitment Period, the Company may deliver a Rapid Purchase Notice to the Investor, subject to satisfaction of the conditions set forth in Article VII and otherwise provided herein. The Company shall deliver the Purchase Notice Shares, not to exceed the Rapid Purchase Notice Limit, unless waived by Investor, underlying a Rapid Purchase Notice as DWAC Shares to the Investor’s designated brokerage account alongside the delivery of the Rapid Purchase Notice. A Rapid Purchase Notice shall be deemed delivered on the Business Day that the Investor provides written consent of the acceptance of the Rapid Purchase Notice (the “Rapid Purchase Notice Date”). If the Investor does not provide written consent within 15 minutes of the delivery of the Rapid Purchase Notice, the applicable Rapid Purchase Notice shall be deemed void unless waived by both the Company and the Investor. Each party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective Section 3.5 of this Agreement and the transactions contemplated herein. Each party agrees that notwithstanding any terms under this Agreement to the contrary, subsection (i) of the Purchase Notice Limit (as defined herein) shall be applicable to Rapid Purchases, but not subsections (ii) and (iii) of the Purchase Notice Limit. Additionally, Investor shall not consent to accept a Rapid Purchase Notice received less than one and a half (1.5) hours prior to the close of trading on an Eligible Market.

(b)	The following terms shall be defined as set forth below:

i.	“Rapid Purchase Notice Limit” shall mean 100,000 shares.

(c)	The following terms shall be amended as set forth below:

i.	“Rapid Purchase Price” shall mean the lowest traded price of Common Stock during the Rapid Valuation Period.

ii.	“Rapid Valuation Period” shall mean the one (1) hour period following the Investor’s written consent of the acceptance of the applicable Rapid Purchase Notice by Investor.

2. Amendment to Section 6.9.

Section 6.9 of the Agreement is hereby amended by adding subsection (iii), as follows:

“(iii)	On any given Business Day, the Investor shall not publicly resell an aggregate amount of Commitment Shares in an amount that exceeds seven percent (7%) of the daily trading volume of the Common Stock (excluding any trades before or after regular trading hours on the Eligible Market and any block, other OTC or off Eligible Market trades) for such Business Day.”

3. Representations and Warranties. Each of the Investor and the Company represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary entity action and that the officers executing this Amendment on its behalf were similarly authorized and empowered and that this Amendment does not contravene any provisions of its articles of incorporation, bylaws, certificate of formation, limited liability company agreement or other formation documents, or of any contract or agreement to which it is a party or by which any of its properties are bound.

4. Miscellaneous.

(a)	Except as modified by this Amendment, the Agreement continues in full force and effect in accordance with its terms.

(b)	This Amendment shall be governed by and construed in accordance with the laws of the State of New York as set forth in Section 10.11 of the Agreement and the dispute resolution provisions set forth in the Agreement.

(c)	This Amendment may be executed in any number of counterparts and by electronic transmission (which shall bind the parties hereto), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

** signature page follows **

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officer as of the Amendment Effective Date.

HNR Acquisition Corp.

By:	/s/ Mitchell B. Trotter
Name:	Mitchell B. Trotter
Title:	Chief Financial Officer

WHITE LION CAPITAL, LLC

By:	/s/ Nathan Yee
Name:	Nathan Yee
Title:	Managing Partner

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